Exhibit 23.1

Mendoza Berger & Company, LLP Letterhead

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CN Dragon Corporation (formerly known as Wavelit, Inc.)

We hereby consent to the use of our report dated August 12, 2009, with respect to the financial statements of CN Dragon Corporation (formerly known as Wavelit, Inc.), for the years ended April 30, 2009 on Form 10K to be filed on or about August 13, 2010.

/s/Mendoza Berger & Company, LLP
_____________________________
Mendoza Berger & Company, LLP
August 13, 2010
Irvine, California